Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 12, 2014

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, and to the inclusion of our Letter Report dated August 16, 2013, as exhibit 99.1 to the Registration Statement of Dune Energy, Inc. on Form S-1 (File No. 333-179687), the Registration Statement of Dune Energy, Inc. on Form S-1 (File No. 333-186088), the Registration Statement of Dune Energy, Inc. on Form S-1 (File No. 333-189168) and the Registration Statement of Dune Energy, Inc. on Form S-1 (File No. 333-190193). We further consent to the inclusion of information from our “Appraisal Report as of June 30, 2013 on Certain Properties owned by Dune Energy Inc.”, “Appraisal Report as of June 30, 2012 on Certain Properties owned by Dune Energy Inc.”, and “Appraisal Report as of December 31, 2011 on Certain Properties owned by Dune Energy Inc.”, in each such Registration Statement.

We also hereby consent to all references to our firm included in each such Registration Statement, including any such reference to us as “Experts” in each such Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton DEGOLYER and MACNAUGHTON
Texas Registered Engineering Firm F-716